Exhibit 31.1

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Fokko Pentinga, certify that:

1.	I have reviewed this amendment No. 1 to the Annual Report on Form 10-K of Amtech Systems, Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By	/s/ Fokko Pentinga
Fokko Pentinga
Chief Executive Officer
Amtech Systems, Inc.
	Date:	January 24, 2014